As filed with the Securities and Exchange Commission on July 23, 2013
Registration Statement No. 333-131835

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statement No. 333-131835

on
FORM S-8

Mexco Energy Corporation
(Exact name of registrant as specified in its charter)
Colorado	84-0627918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
214 West Texas Avenue, Suite 1101
Midland, Texas 79701
(432) 682-1119
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mexco Energy Corporation 1997 Employee Incentive Stock Plan
Mexco Energy Corporation 2004 Incentive Stock Plan
(Full title of the plan)

Nicholas C. Taylor
Chief Executive Officer
Mexco Energy Corporation
214 West Texas Avenue, Suite 1101
Midland, Texas 79701
(432) 682-1119
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________

Copies to:
Kevin J. Poli
Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Deregistration of Securities

This Post-Effective Amendment on Form S-8 relates to Registration Statement No. 333-131835, pertaining to the registration of 725,000 shares of common stock of Mexco Energy Corporation (the “Company”) for issuance under the Mexco Energy Corporation 1997 Employee Incentive Stock Plan and the Mexco Energy Corporation 2004 Incentive Stock Plan, which Registration Statement was filed with the SEC on February 14, 2006.

All awards under the 1997 Employee Incentive Stock Plan and the Mexco Energy Corporation 2004 Incentive Stock Plan either have been exercised, forfeited or expired by their terms, and no further grants of options may be made under said plans. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to such Registration Statement is being filed to deregister and remove the previously registered shares of common stock that remain unissued and unsold under such Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized.

MEXCO ENERGY CORPORATION

Date: July 23, 2013	By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity In Which Signed	Date
/s/ Nicholas C. Taylor	Chairman and Chief Executive Officer (Principal Executive Officer)	July 23, 2013
Nicholas C. Taylor
/s/ Tamala L. McComic	President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer	July 23, 2013
Tamala L. McComic
/s/ Kenneth L. Clayton	Director	July 23, 2013
Kenneth L. Clayton
/s/ Thomas R. Craddick	Director	July 23, 2013
Thomas R. Craddick
/s/ Paul G. Hines	Director	July 23, 2013
Paul G. Hines
/s/ Jack D. Ladd	Director	July 23, 2013
Jack D. Ladd